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                                                            EX-99.B(j)scconsnt


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 24 to Registration Statement No. 33-715 on Form N-1A of United SmallCap Fund, Inc., of our report dated February 4, 2000, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the caption "Financial Highlights" appearing in such Prospectus.


/s/Deloitte & Touche LLP
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Deloitte & Touche LLP
Kansas City, Missouri
June 26, 2000